UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 18, 2015
Date of Report (Date of earliest event reported)

AGILENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5301 Stevens Creek Boulevard
Santa Clara, CA 95051
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (408) 345-8886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 17, 2014, the Company previously announced that William P. Sullivan would retire as Chief Executive Officer (“CEO”) of the Company and as a member of the Company’s Board of Directors (“Board”) effective March 18, 2015. Mr. Sullivan will continue his employment with the Company as a senior advisor from March 18, 2015 through October 31, 2015.
(c) On March 18, 2015, Mr. Sullivan retired as CEO of the Company and the Board appointed Michael R. McMullen, age 54, as CEO of the Company. Since joining Agilent in 1984 as a financial analyst in the Analytical Products Group, Mr. McMullen has served in a series of progressively more responsible general management positions and has served as president of the Company’s Chemical Analysis Group from 2009 until 2014. He was appointed president, chief operating officer and CEO-elect in September 2014. Mr. McMullen will continue to serve as President of the Company.
In connection with Mr. McMullen’s appointment as CEO, the Compensation Committee of the Board of the Company (the “Committee”) approved an increase in Mr. McMullen’s annual base salary to $950,000. The Committee also increased Mr. McMullen’s target award percentage under the Company’s Performance-Based Compensation Plan for Covered Employees to 120% of annual base salary. In addition, the Committee approved a grant to Mr. McMullen of (i) an option to purchase 66,162 shares of Company common stock, and (ii) performance-based restricted stock units of the Company’s common stock in the target amount of 14,224 shares. The stock option and performance-based restricted stock unit award are subject to the standard terms and conditions of the Company’s forms of equity award agreements under Agilent’s 2009 Stock Plan. The performance-based restricted stock unit award will vest on October 31, 2017 with the actual payout ranging between 0% and 200% of the target based on the Company’s actual performance against performance goals established by the Committee for the three-year period ending on October 31, 2017.  Mr. Mullen also entered into a new change of control agreement with the Company in the form which is filed as Exhibit 10.35 to the Company’s Annual Report on Form 10-K filed with the SEC on December 22, 2014 and is incorporated by reference herein.
The Company issued a press release on March 18, 2015 announcing Mr. McMullen’s appointment as CEO. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following is furnished as an exhibit to this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended:

Exhibit No.	Description
99.1	Press release, dated March 18, 2015, announcing new CEO.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ Michael Tang
	Name:	Michael Tang
	Title:	Vice President, Assistant General Counsel and
Assistant Secretary

Date: March 18, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated March 18, 2015, announcing new CEO.

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